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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
CMGI, Inc.:

We consent to the incorporation by reference in the registration statement of CMGI, Inc. (formerly CMG Information Services, Inc.) on Form S-3 with which this consent is being filed, of our report dated September 22, 1998, except for Note 19 which is as of October 27, 1998, and except for the restatement referred to in Notes 2, 3 and 14, as to which the date is May 7, 1999, with respect to the consolidated balance sheets of CMGI, Inc. as of July 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended July 31, 1998, which report appears in the July 31, 1998 annual report on Form 10-K/A of CMGI, Inc.

                                       /s/ KPMG LLP

                                       KPMG LLP

Boston, Massachusetts
August 11, 1999